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                                                                   Exhibit 10.33


                       ACTION BY UNANIMOUS WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                                  PEARSON INC.

      The undersigned, being all of the members of the Board of Directors of Pearson Inc., a Delaware corporation (the "Corporation"), pursuant to the authority of Section 141(f) of the Delaware General Corporation Law, do hereby take the following actions and adopt the following resolutions, as of December __, 2002:

      RESOLVED, that the Pearson Inc. Pension Plan (the "Plan") is hereby amended, effective as of January 1, 2002, in accordance with the document attached hereto as EXHIBIT A, (i) to clarify rules applicable to timing of distributions of benefits subject to a qualified domestic relations order and (ii) to incorporate changes required to comply with the applicable provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"); and be it further

      RESOLVED, that The Pearson Share Bonus Plan is hereby amended, effective as of January 1, 2002, in accordance with the document attached hereto as EXHIBIT B, to incorporate changes required to comply with the applicable provisions of EGTRRA; and be it further

      RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and amend such documents and to take such further actions as they, in their judgment and discretion, may deem necessary or appropriate to effectuate fully the purpose and intent of the foregoing resolution.

      This consent may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same document, and all signatures need not appear on any one counterpart.

      IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, have executed this written consent as of the date first written above.

              /s/ Thomas Wharton                      /s/ Rona Fairhead
            _____________________                   _____________________
              Thomas Wharton                          Rona Fairhead

               /s/ John Fallon                        /s/ Phillip Hoffman
            _____________________                   _____________________

               John Fallon                            Phillip Hoffman

                                                                       EXHIBIT A

                                AMENDMENT 2002-2
                                       TO
                          THE PEARSON INC. PENSION PLAN

The Pearson Inc. Pension Plan is amended effective as of January 1, 2002 (except as otherwise provided) as follows:

1) Section 1.8 (definition of Average Annual Compensation) is replaced in its entirety with the following language:

"1.8 AVERAGE ANNUAL COMPENSATION - the amount determined under paragraph (a) or
(b) as set forth below:

      (a) Subject to Paragraph (b), a Participant's average annual Compensation for the five consecutive calendar years out of the most recent ten calendar years during which the Participant received the highest Compensation. If a Participant has not been employed for five full calendar years then Average Annual Compensation shall be based on a Participant's average annual Compensation for the total number of his years and months of employment not in excess of five years.

      (b) In the case of a Pearson Participant, Average Annual Compensation determined as of a date prior to January 1, 2000 shall be equal to the product of 12 and the Participant's average monthly Compensation during the 60 consecutive months in which the Participant received the greatest aggregate amount of Compensation out of the 120 months immediately prior to such date (or, if earlier, the Participant's Termination of Employment). In the case of a Participant who is employed for a period of less than 60 consecutive months prior to January 1, 2000, the Participant's Average Annual Compensation as of this date shall be based on his entire period of service.

            In determining Average Annual Compensation for this paragraph (b) any month which is not included in the Participant's Benefit Accrual Period of Service and during which the Participant either (1) has a Termination of Employment, Retirement or dies; or (2) does not perform any service (or performs service for less than 75% of the time that an Employee performing the same services and working on a full-time basis would perform) shall be disregarded.

      (c) With respect to a determination of Average Annual Compensation for any Plan Year beginning on or after January 1, 1994 and prior to January 1, 2002 (i) Compensation shall not exceed the limitations on compensation under Section 401(a)(17) of the Internal Revenue Code (adjusted to reflect increases in the cost of living applicable before January 1, 2002); and (ii) any adjustments in the 401(a)(17) limitation to reflect increases in the cost of living for a calendar year shall not apply to Compensation for the 12-consecutive month period prior to the 12-consecutive month period which includes the first day of the calendar year.

      (d) With respect to a determination of Average Annual Compensation for any Plan Year beginning on or after January 1, 2002 the following rules shall apply: (i) for purposes of Section 3.2, Compensation shall not be recognized for Plan Years beginning on or after January 1, 2002; (ii) for purposes other than Section 3.2, Compensation for a Plan Year on or after January 1, 2002, shall not exceed $200,000 (adjusted to reflect increases in the cost of living) and Compensation for any Plan Year prior to January 1, 2002 shall not exceed the limitations on compensation under Section 401(a)(17) of the Internal Revenue Code applicable to that Plan Year, and (iii) any adjustments in the 401(a)(17) limitations to reflect increases in the cost of living for a calendar year shall not apply to Compensation for the 12-consecutive month period prior to the 12-consecutive month period which includes the first day of the calendar year."

2) Effective as of January 1, 2002, Section 1.16 (definition of Compensation) is replaced in its entirety with the following language:

"1.16 COMPENSATION - the applicable of (a), (b) or (c) below:

      (a) The following definition shall apply for purposes of determining Compensation on or after January 1, 1999, for an Employee who is credited with an Hour of Service on or after September 1, 1999 - a monthly amount equal to all remuneration paid or made available for any calendar month by an Employer to an Employee for the Employee's services as salary, wages and including (1) sales related incentive payments and bonuses, (2) non-sales related bonuses, but not in excess of 50% of the amount of an Employee's annual rate of base pay as of December 31st of the prior year, (3) pay at premium rates (holiday, overtime or other), (4) amounts contributed on behalf of the Employee to a cafeteria plan or a cash or deferred arrangement and not includible in income under Section 125 or 402(g) of the Internal Revenue Code, (5) effective as of January 1, 1998, amounts if any, not payable to the Participant in cash because the Participant is unable to certify that he has other health coverage as part of the enrollment process provided that the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process ("Deemed Section 125 Amounts"), (6) amounts excluded from income under Section 132(f) of the Internal Revenue Code, (7) unused vacation pay, (8) allowance for auto use, and (9) unused sick pay bonus, but excluding (1) severance pay, (2) any amounts paid for that month on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), (3) any amounts realized upon exercise of stock options granted by the Employer, and (4) any other amounts which are not includible in the Employee's income for federal income tax purposes.

      (b) The following definition shall apply for purposes of determining Compensation for either (1) periods prior to January 1, 1999 or (2) in the case of an Employee who is not credited with an Hour of Service on or after September 1, 1999, all periods - compensation as defined in paragraph (a) except that the amount of bonuses includable in compensation shall be determined as follows: (1) in the case of bonuses paid to an AWL Participant or a Former Simon & Schuster Participant for periods prior to December 31, 1990, 100% of the amount of the bonus shall be includable in Compensation; (2) in the case of bonuses paid to an AWL Participant or a Former Simon & Schuster Participant for periods on or after January 1, 1991, annual bonus amounts which are not in excess of 50% of the Participant's base salary for that calendar year shall be includable in Compensation; (3) in the case of bonuses paid to an Employee other than an AWL Participant or a Former Simon & Schuster Participant, 100% of
            annual sales related incentive bonuses and annual non-sales related bonus amounts which are not in excess of 20% of the Employee's annual rate of base pay on December 31st of the prior year shall be includable in Compensation.

      (c) In the case of an AWL Participant or a Former Simon & Schuster Participant Compensation for periods prior to January 1, 1986 shall be determined under Schedule E.

      (d) In the case of an individual employed by The Economist, Compensation shall include amounts paid by The Economist for any period during which the individual's service for The Economist is included in his Period of Service.

            For purposes of Sections 4.1, 4.2, and 4.3, Compensation shall mean compensation as that term is used in Section 415(b)(3) of the Internal Revenue Code except such amounts shall not include Deemed
            Section 125 Amounts. For Plan Years beginning on or after January 1, 1994, an Employee's Compensation shall not exceed $150,000 (or such higher amount as may be determined by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Internal Revenue Code to reflect increase in the cost of living before January 1, 2002). For Plan Years beginning on or after January 1, 2002, an Employer's compensation shall not exceed $200,000 (or such higher amount as may be determined by the Secretary of the Treasury in accordance with
            Section 401(a)(17) of the Internal Revenue Code to reflect increases in the cost of living). Notwithstanding the foregoing, for purposes of Section 3.2 no Compensation shall be recognized for Plan Years beginning on or after January 1, 2002."

3) With respect to a Participant with an Hour of Service on or after January 1, 2002, Section 4.2 Maximum Retirement Benefit is replaced in its entirety with the following language:

"4.2 MAXIMUM RETIREMENT BENEFIT. Notwithstanding any other provisions of this
Plan:

      (a) Subject to Sections 4.2(b), (c) and (d), the Retirement Benefit of a Participant shall be reduced to the extent that it (plus, if applicable, the aggregate retirement benefit to which the Participant is entitled under all other Defined Benefit Plans in which he was a participant) exceeds the lesser of:

            (1) $160,000 (or such higher amount as may be permitted under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living); and

            (2) 100% of the Participant's average Compensation during the three consecutive Plan Years in which the Participant received the greatest amount of Compensation. No reduction shall be required under this Section 4.2(a) in the case of a Participant who never participated in a Defined Contribution Plan if the Participant's Retirement Benefit (plus, if applicable, the Participant's retirement benefit under all other Defined Benefit Plans) does not exceed $10,000.

      (b) The following adjustments shall be made in applying the limitations of Sections 4.2(a):

            (1) If a Participant's Retirement Benefit (or a retirement benefit to which the Participant is entitled under any other Defined Benefit Plan) is payable in a form other than an Annual Benefit, the Retirement Benefit shall be adjusted so that it is the Actuarial Equivalent of an Annual Benefit, except that the following shall not be taken into account: (A) any ancillary benefit that is not related to retirement income benefits and (B) the survivor annuity provided under the portion of any annuity that constitutes a Qualified Joint and Survivor Annuity.

            (2) Effective for a Participant with an Hour of Service on or after January 1, 2002, the dollar limitation set forth in
                  Section 4.2(a)(1) shall be adjusted as set forth below:

                  (A) If distribution of a Participant's Retirement Benefit begins before the Participant's attainment of age 62 then the limitation shall be reduced from the limitation on an Annual Benefit beginning at the Participant's attainment of age 62 to an Actuarial Equivalent Annual Benefit payable at the time the Participant's benefit commences.

                  (B) If distribution of a Participant's Retirement Benefit begins after the Participant's attainment of age 65 the limitation shall be increased (in accordance with regulations promulgated by the Secretary of the Treasury) so that it equals the amount of an Annual Benefit beginning at the time distribution of the Participant's Retirement Benefit begins, which is the Actuarial

                        Equivalent of an Annual Benefit equal to the dollar limitation set forth in Section 4.2(a)(1) beginning as of the Participant's attainment of age 65.

            (3) In the case of a Participant with less than ten years of participation in the Plan or less than ten Vesting Years of
                  Service:

                  (A) the dollar limitation set forth in Section 4.2(a)(1) shall be multiplied by a fraction the numerator of which is the aggregate number of the Participant's years of participation in the Plan at the time the determination is made and the denominator of which is ten, and

                  (B) the percentage limitation set forth in Section 4.2(a)(2) and the $10,000 minimum benefit referred to in the last sentence of Section 4.2(a) shall be multiplied by a fraction the numerator of which is the aggregate number of the years of the Participant's Vesting Years of Service at the time the determination is made and the denominator of which is ten.

            (4) For purposes of adjusting a Participant's Retirement Benefit under Section 4.2(b)(1) and (2), the adjusted limitation shall be the lesser of: (1) such limitation determined by applicable factors based on the factors specified in Schedule B, and (2) subject to the following sentence, an amount computed based on the mortality table specified in paragraph (1)(a) of Schedule B ("Applicable Mortality Table") and an interest rate of 5%. For purposes of Section 4.2(b)(1), in the case of a distribution in the form of a lump sum (or other forms which are not nondecreasing annuities) an amount computed based on the applicable mortalities and the interest rate specified in paragraph 2(a) of Schedule B.

      (c) The Retirement Benefit of a Participant who was a Participant in the Plan or a participant in a Prior Plan before January 1, 1987 shall not be reduced under any other provisions of this Section 4.2 to the extent that it does not exceed the Participant's Retirement Benefit accrued as of that date and determined in accordance with the requirements of Section 415 of the Internal Revenue Code in effect on that date and without regard to amendments to the Plan after May 5, 1986. The Retirement Benefit of a Participant who was a Participant in the Plan or a participant in a Prior Plan before January 1, 1983 shall be similarly protected.

      (d) Effective for Participants with Annuity Starting Dates that begin in Plan Years prior to January 1, 2000, if a Participant is a participant in any Defined Contribution Plan, the Participant's Retirement Benefit shall be reduced to the extent that it causes the sum of the Participant's Defined Benefit Plan Fraction and the Participant's Defined Contribution Plan Fraction to exceed 1.0 for any Plan Year"

4) Section 6.5 of the Plan is amended by adding a new subsection (c) to read in its entirety as follows:

"6.5 (c) Notwithstanding the foregoing provisions of this Section 6.5, in the event that the benefit under the Plan of a Participant who meets the requirements of Section 6.5(a), in the discretion of the Plan Administrator, becomes subject to a domestic relations order (as defined in Section 414(p)(1)(B) of the Internal Revenue Code):

            (1) The six-month election period provided in Section 6.5(b) shall be suspended while a determination is being made whether the order constitutes a qualified domestic relations order (as defined in Section 414(p)(1)(A) of the Internal Revenue Code); and

            (2) An alternate payee under a qualified domestic relations order may elect to receive distribution of his benefit in the form of a single cash payment at any time, even prior to the Participant's Termination of Employment, or after the expiration of the Participant's six-month election period."

5) Section 12.2 is amended by adding the following new subsection (c) to the end thereof.

      "(c) RECOVERY OF ERRONEOUS PAYMENTS. Section 12.1 shall not apply to a distribution or payment that is made to a Participant or Beneficiary in an amount exceeding the amount properly payable under the Plan, for whatever reason. The Plan may recover such excess amount reducing future benefits payable under the Plan to the Participant or Beneficiary."

6) Sections 17.1; 17.2 and 17.3 are replaced in their entirety with the following language:
:

"17.1 DEFINITIONS. The following definitions apply for purposes of this Article 17:

      (a) AVERAGE COMPENSATION - a Participant's average annual compensation (as defined in Treas. Reg. Section 1.415-2(d)(8) during the five consecutive Plan

            Years in which the Participant received the greatest compensation, taking into account only Plan Years (1) during which he was a Participant, (2) with respect to which the Participant was credited with a Vesting Period of Service of one year and (3) ending no later than the last day of the last Plan Year during which the Plan was a Top Heavy Plan. A Participant's annual compensation used in determining his Average Compensation may not exceed $200,000 (or such higher amount as may be determined by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Internal Revenue Code).

      (b) DETERMINATION DATE - with respect to any plan year of the Plan, a Defined Benefit Plan or a Defined Contribution Plan, the last day of the preceding plan year (or in the case of the first plan year of a plan the last day of that plan year).

      (c) KEY EMPLOYEE - an Employee or former Employee (and the Beneficiaries of such Employee) who at any time during a Plan Year is (1) an officer of an Affiliated Company with compensation (as defined in Section 414(q)(7) of the Internal Revenue Code) from an Affiliated Company greater than $130,000 (as adjusted under Section 416(i)(1) of the Internal Revenue Code for years beginning after December 31,
            2002), (2) a Five Percent Owner and (3) an owner of more than one percent of an Employer with compensation from an Affiliated Company in excess of $150,000. The determination of whether an Employee is a Key Employee shall be made in accordance with

            Section 416(i) of the Internal Revenue Code. The Beneficiary of a Key Employee shall be treated as a Key Employee.

            Compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludible from the employee's gross income under Section 125, 132(f)(4), 402(a)(8), 402(h) or 403(b) of the Internal Revenue Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Internal Revenue Code and the regulations thereunder.

      (d) PERMISSIVE AGGREGATION GROUP OF PLANS - a group of employee benefit plans maintained by an Affiliated Company including a Required Aggregation Group of Plans and any other Defined Benefit Plans or Defined Contribution Plans which when considered as a group meets the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

      (e) REQUIRED AGGREGATION GROUP OF PLANS - a group of employee benefit plans maintained by an Affiliated Company including each Defined Benefit Plan and Defined Contribution Plan (1) in which any Key Employee is or was a Participant at any time during the determination period (regardless of whether a Defined Contribution Plan or Defined Benefit Plan was in existence during those years) or
            (2) which enables a plan described in clause (a) to meet the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code.

      (f) TOP HEAVY FRACTION - (1) with respect to the Plan, a fraction in a Plan Year the numerator of which is the aggregate of the present values of the accrued benefits as of a Determination Date of all Participants who are Key Employees and the denominator of which is the aggregate of the present values of the accrued benefits as of a Determination Date of all Participants or (2) with respect to a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans a fraction (A) the numerator of which is the sum of
            (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all participants who are Key Employees under all Defined Benefit Plans included in that group and
            (ii) the aggregate credit balances as of the applicable Determination Date in the accounts of all participants who are Key Employees under all Defined Contribution Plans included in the group and (B) the denominator of which is the sum of (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all participants under all Defined Benefit Plans included in the Group and (ii) the aggregate credit balances as of the applicable Determination Date in the accounts of all participants under all Defined Contribution Plans included in the group.

            In computing a Top Heavy Fraction for a Plan Year, the following rules shall apply: (I) the present value of accrued benefits as of a Determination Date under each Defined Benefit Plan and the aggregate account balances as of a Determination Date under each Defined Contribution Plan shall be increased by the aggregate distributions made from that plan to participants during the one-year period ending on the Determination Date) (or in the case of distributions made other than as a result of termination of employment, or death with the five year period ending on the Determination Date). The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code, (II) the accrued benefit under any Defined Benefit Plan and the account balance under any Defined Contribution Plan of a participant who has not performed services for an Affiliated Company at any time during the one-year period ending on the Determination Date shall be disregarded, (III) the present value of accrued benefits under a Defined Benefit Plan as of a Determination Date and the credit balance under a Defined Contribution Plan shall be determined as of that plan's valuation date which occurs during the 12-month period ending on the Determination Date, (IV) in the case of a Required Aggregation Group or a Permissive Aggregation Group, the Determination Date of each Plan included in the group shall be the Determination Date that occurs in the same calendar year as the Determination Date of the Plan, (V) in the case of a Required Aggregation Group or a Permissive Aggregation Group, in determining the present value of accrued benefits the actuarial assumptions set forth in Schedule B shall be used for all Defined Benefit Plans, and (VI) in the case of a Required Aggregation Group or Permissive Aggregation Group the present value of the accrued benefits under all Defined Benefit Plans of participants other than Key Employees shall be determined based upon the method used uniformly for accrual purposes for all Defined Benefit Plans but if there is no uniform method, based upon the benefit accrual rate which does not exceed the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Internal Revenue Code.

      (g) TOP HEAVY PLAN - the Plan for any Plan Year if the Top Heavy Fraction for that Plan Year exceeds 60% (1) for the Plan, if the Plan is not part of a Required Aggregation Group of Plans, (2) for the Required Aggregation

            Group of Plans, if the Plan is part of a Required Aggregation Group of Plans, or (3) for the Permissive Aggregation Group of Plans, if the Plan is part of a Permissive Aggregation Group of Plans and a Required Aggregation Group of Plans.

17.2 WHEN TOP HEAVY PROVISIONS APPLY. Notwithstanding any other provision of this Plan, the provisions of this Article 17 shall apply with respect to any Plan Year for which the Plan is a Top Heavy Plan.

17.3 MINIMUM BENEFIT. Subject to Article 4, upon the Retirement or Termination of Employment of a Participant, his Retirement Benefit shall be equal to the excess, if any, of the greater of (a) the Retirement Benefit that otherwise would be determined for the Participant under Article 3 if no effect were given to this Article 17 and (b) the product of 2% of the Participant's Average Compensation and the number of years in his Vesting Period of Service (not in excess of ten) credited with respect to Plan Years in which the Plan is a Top Heavy Plan, he is a Participant and he is not a Key Employee. For purposes of this Section 17.3 a Participant's vesting period of service shall exclude any Plan Year in which neither a Key Employee nor a former Key Employee benefits within the meaning of
      Section 410(b) of the Internal Revenue Code) for that year. For purposes of determining a Participant's Retirement Benefit under this Section 17.3 it shall be assumed that payment of the Retirement Benefit shall be in the form of a single life annuity without ancillary benefits, commencing on the Participant's Normal Retirement Date."

7) Paragraphs (1) and (2) of Schedule B are replaced in their entirety with the following language:

      "(1)  MORTALITY

            (a) GENERAL Unisex table derived from the 1983 Group Annuity Mortality Table by taking the arithmetic average of the male and female mortality rates, or any other table prescribed by the Secretary of Treasury as the applicable mortality table under Section 417(e)(3) of the Internal Revenue Code. Notwithstanding the prior sentence, for Annuity Starting Dates prior to December 31, 2002, the unisex table derived from the 1983 Group Annuity Mortality Table by taking the arithmetic average of the male and female mortality rates shall be used.

            (b) COMPUTATION OF MINIMUM BENEFITS UNDER SECTION 3.5. For purposes of determining the Actuarial Equivalent of a Participant's Vested Interest determined under Section 3.5(a) or (b) which is paid in the form of an annuity under Section 6.1(a), the factors as specified in the Schedule D and Schedule E, respectively shall apply.

            (c) COMPUTATION OF CERTAIN ANNUITIES FOR ANNUITY STARTING DATES ON OR AFTER JANUARY 1, 2001. In the case of a Participant with an Annuity Staring Date on or after January 1, 2001, for purposes of converting a joint and 100% survivor annuity, a joint and 50% survivor annuity or a life annuity with a 10-year period certain, the factors specified in paragraph (3).

      (2)   INTEREST -

            (a) GENERAL The annual rate of interest on 30-year Treasury securities for the month of September of the Plan Year immediately preceding the Plan Year in which the Participant's Annuity Starting Date occurs (or any other applicable interest rate specified under Section 417(e)(3) of the Internal Revenue
                  Code). However, in no event shall the rate for purposes of
                  Section 1.58 be more than 10%.

            (b) COMPUTATION OF MINIMUM BENEFITS UNDER SECTION 3.5. For purposes of determining the Actuarial Equivalent of a Participant's Vested Interest determined under Section 3.5(a) or (b) which is paid in the form of an annuity under Section 6.1(a), the factors as specified in the Schedule D and Schedule E, respectively shall apply.

            (c) In the case of a Participant with an Annuity Staring Date on or after January 1, 2001, for purposes of converting a Joint and 100% Survivor Annuity, a Joint and 50% Survivor annuity or a life annuity with a 10-year period certain the factors specified in paragraph (3).

            (d) CERTAIN PARTICIPANTS WITH ANNUITY STARTING DATES PRIOR TO DECEMBER 1, 1999. (1) In the case of an AWL Participant who has an Annuity Starting Date on or after December 1, 1998 and before December 1, 1999, in no event shall the rate in paragraph (a) be greater than the annual rate of interest on 30-year Treasury securities for December 1, 1998. (2) In the case of a Pearson Participant who has attained his Normal Retirement Date or Early Retirement Date on or before December 31, 1995 and who has an Annuity Starting Date before January 1, 1996, the interest rate which would be used, as of the first day of the Plan Year in which the Participant's Annuity Starting Date occurs, by the Pension

                  Benefit Guaranty Corporation for determining the present value of a lump-sum distribution on plan termination for a trusteed single employer plan. (3) In the case of a Pearson Participant who has an Annuity Starting Date on or after October 1, 1995 and before October 1, 1996, the lower of (A) annual interest rate on 30-year Treasury securities on the first day of the Plan Year in which the Participant's Annuity Starting Date occurs or (B) the annual rate of interest on 30-year Treasury securities for the month of September of the Plan Year immediately preceding the Plan Year in which the Participant's Annuity Starting Date occurs."

7) Paragraphs (1)(b) of Appendix E (definition of Compensation for Former Participants of the Financial Times U.S. Retirement Plan is replaced in its entirety with the following language:

      "b) Compensation - Regular base salary or wages paid for services performed by an Employee excluding overtime pay, bonuses, commissions, amounts paid for insurance or other welfare plans or benefits, or other special remuneration. For Plan Years beginning after December 31, 1988 but before January 1, 1994, an Employee's Compensation shall not exceed the limitation on Earnings under
            Section 401(a)(17) of the Internal Revenue Code (or such higher amount as may be determined by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Internal Revenue Code to reflect increases in the cost of living before January 1, 2002). For Plan Years beginning on or after January 1, 1994, an Employee's Compensation shall not exceed $150,000 (or such higher amount as may be determined by the Secretary of the Treasury in accordance with
            Section 401(a)(17) of the Internal Revenue Code to reflect increases in the cost of living before January 1, 2002). For Plan Years beginning on or after January 1, 2002, for purposes of Section 3.5(g), an Employee's Compensation shall not exceed $200,000 (or such higher amount as may be determined by the Secretary of Treasury in accordance with Section 401(a)(17) the Internal Revenue Code)."

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

5) Paragraphs (1)(d) (definition of Eligible Earnings) and 1(g) (definition of Pension Compensation Base) of Appendix F Applicable to Former Participants of the Pearson Inc. Pension Plan are replaced in their entirety with the following language:

      "d) Eligible Earnings shall mean a Participant's Total Compensation excluding discretionary bonuses. For Plan Years beginning after December 31, 1988 but before January 1, 1994, an Employee's Compensation shall not exceed the limitation on Earnings under
            Section 401(a)(17) of the Internal Revenue Code (or such higher amount as may be determined by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Internal Revenue Code to reflect increases in the cost of living before January 1, 2002). For Plan Years beginning on or after January 1, 1994, an Employee's Compensation shall not exceed $150,000 (or such higher amount as may be determined by the Secretary of the Treasury in accordance with
            Section 401(a)(17) of the Internal Revenue Code to reflect increases in the cost of living before January 1, 2002). For Plan Years beginning on or after January 1, 2002, for purposes of Section 3.5,
            - an Employee's Compensation shall not exceed $200,000 (or such higher amount as may be determined by the Secretary of Treasury in accordance with Section 401(a)(17) of the Internal Revenue Code.)"

      "g) Pension Compensation Base shall mean a Participant's Average Monthly Eligible Earnings during his 60 highest-compensated consecutive months of employment with the Employer within the 120 months immediately preceding his Normal Retirement Date, Early Retirement Date or earliest termination of service; provided, however, that if his longest period of consecutive employment within such 120-month period consists of fewer than 60 months, the Pension Compensation Base shall be his Average Monthly Earnings during his longest period of consecutive employment within such 120 month period. For purposes of this definition, Average Monthly Eligible Earnings, when used with respect to any period, shall mean

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

            the total Eligible Earnings received from the Employer during such period divided by the number of months of paid employment in such period.

            With respect to a determination of Average Annual Compensation for any Plan Year beginning on or after December 31, 1988 but before January 1, 1994, Compensation shall not exceed the limitations on compensation under Section 401(a)(17) of the Internal Revenue Code,(adjusted to reflect increases in the cost of living before January 1, 2002). For Plan Years beginning on or after January 1, 2002, for purposes of Section 3.5 an Employee's Compensation shall not exceed $200,000 (or such higher amount as may be determined by the Secretary of Treasury in accordance with Section 401(a)(17) of the Internal Revenue Code)."

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